UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 27, 2006

DIGIRAD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50789	33-0145723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13950 Stowe Drive

Poway, California 92064

(Address of principal executive offices, including zip code)

(858) 726-1600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 21, 2006, the Board of Directors of Digirad Corporation (the “Company”) approved the salaries to be paid to the Company’s executive officers for the 2007 fiscal year and adopted the Company’s 2007 Executive Bonus Plan for the 2007 fiscal year (the “2007 Bonus Plan”).

For the 2007 fiscal year, the base salaries for Mark Casner, the President and Chief Executive Officer of the Company, Todd Clyde, the Chief Financial Officer of the Company, Michael Keenan, the President of the Company’s wholly-owned subsidiary, Digirad Imaging Solutions, Inc., and Richard Conwell, the Senior Vice President of Technology, will be increased to $310,000, $250,000, $240,000 and $197,000, respectively.

Under the terms of the 2007 Bonus Plan, the Company will create a bonus pool payable to the Company’s executive officers upon the achievement of certain revenue and net income goals. Bonuses shall be payable if the Company’s revenue is greater than or equal to $77,000,000 for the 2007 fiscal year. Bonuses shall also be payable if the Company’s net income, excluding stock-based compensation expense, is greater than or equal to $1,000,000 for the 2007 fiscal year. The bonus pool is not capped and following the achievement of the minimum thresholds, the pool increases as revenue and net income rises. If the Company’s revenue and net income goals are achieved, the bonus payable to Mr. Casner, Mr. Clyde, Mr. Keenan, Mr. Conwell, Vera Pardee, the Company’s General Counsel and Senior Vice President, Legal, Randy Weatherhead, the Company’s Senior Vice President, Sales and Marketing, and Paul Early, Vice President & Corporate Radiation Safety Officer, shall be $185,000, $61,000, $95,000, $48,000, $57,000, $52,000, and $25,000, respectively. If the Company exceeds its revenue and net income goals, then bonuses shall be payable as approved by the Board of Directors. If an individual executive officer does not meet personal goals, the Board of Directors retains discretion to reduce the bonus payable to such executive officer. In addition, the Board of Directors has discretion to pay up to $40,000 per executive officer for reaching personal goals regardless of whether the Company achieves its revenue or net income goals. To the extent executive officers are eligible to receive a bonus under the 2007 Bonus Plan, any bonus will be paid following the audit of the Company’s financial statements for the 2007 fiscal year.

The Board of Directors also approved compensation to be paid to the Company’s non-employee directors in exchange for their services for the 2007 fiscal year. Each such non-employee director is entitled to receive amounts in connection with attendance at board meetings and board committee meetings as follows: $33,000 for Tim Wollaeger, $37,000 for Douglas Reed, $39,000 for Kenneth Olson, $39,000 for King Nelson, $49,000 for Raymond Dittamore, and $29,000 for Gerald Burbach.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGIRAD CORPORATION

By:	/s/ Todd P. Clyde
Todd P. Clyde Chief Financial Officer

Date: December 27, 2006